Exhibit 23.1

FREEDMAN & GOLDBERG

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

TRI-ATRIA 32255 NORTHWESTERN HIGHWAY, SUITE 298 FARMINGTON HILLS, MICHIGAN 48334

ERIC W. FREEDMAN MICHAEL GOLDBERG JULIE A. CHEEK WILLIAM A. MARSHALL AMY S. JACKNOW GLORIA MOORE	(248) 626-2400 FAX: (248) 626-4298

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of i2 Telecom International, Inc. on Form SB2 of our report dated March 29, 2006 for i2 Telecom International, Inc for the years ended December 31, 2005, 2004 and 2003 appearing as a part of this Registration Statement.

/s/ Freedman & Goldberg, CPAs, PC

Freedman & Goldberg, CPAs, PC

Farmington Hills, MI

April 13, 2006